Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Brian D. Keogh
(425) 453-9400

ESTERLINE REPORTS FISCAL 2013 SECOND QUARTER

AND YEAR-TO-DATE FINANCIAL RESULTS

Net Earnings $35.5 Million, or $1.12 per Share, on $499.6 Million Sales

BELLEVUE, Wash., May 30, 2013 – Esterline Corporation (NYSE: ESL) (www.esterline.com), a leading specialty manufacturer serving global aerospace/defense markets, today reported second fiscal quarter (ended April 26, 2013) net earnings of $35.5 million, or $1.12 per diluted share, on sales of $499.6 million. Net earnings in the second quarter of fiscal 2012 were $45.2 million, or $1.44 per diluted share including a $0.30 per share benefit from a litigation settlement. Sales in the year-ago quarter were $504.8 million.

Brad Lawrence, Esterline’s Chief Executive Officer, said the company’s second quarter results “…reflect stable revenues, steady margins, controlled costs, and good performance in a variety of businesses and programs.” Lawrence said he expects a solid second-half performance, despite headwinds in global defense markets and a slower-than-anticipated recovery of the European economy. He said the company “…adjusted full-year guidance to reflect these headwinds, but we’re still expecting a strong finish to the year, especially in the fourth quarter,” adding that a number of positive trends should be contributing factors. These include “…a steadily growing commercial aerospace market, solid margin performance, and a stable $1.3 billion backlog.” He also emphasized the company’s continued “…record cash flow from operations should exceed $200 million this fiscal year.”

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Page 2 of 6 Esterline Reports Fiscal 2013 Second Quarter Results

The updated full-year guidance puts earnings per share (EPS) in the range of $5.30 to $5.50 on sales of approximately $2.0 billion. Lawrence noted the midpoint of the guidance represents “…an increase of nearly 9% over last year’s adjusted EPS and is realistic, especially in light of prolonged defense program uncertainty.” He said defense customers continue to “…slide programs to the right in order to keep their options open. Beechcraft, for example, after implementing rolling furloughs earlier in the year, reduced the build rate for the T-6B Navy trainer by nearly 15%.” Esterline makes the integrated glass cockpit for the T-6B.

Lawrence said the company’s “…unrelenting focus on operational efficiencies” will be another key contributing factor to Esterline’s second-half strength. Gross margin, at 36.3% in the second quarter of fiscal 2013, was steady with the fiscal 2012 second quarter level of 36.6%. Selling, general and administrative (SG&A) expenses as a percent of sales remained relatively unchanged at 19.7% in the second quarter of fiscal 2013, compared with 19.6% in the prior year’s second quarter. R&D expenses were down in the second quarter of fiscal 2013 to 5.1% of sales compared with 5.9% in the same period last year. The income tax rate for the second fiscal quarter was 21.0% compared with 19.7% in last year’s period.

New orders for the second fiscal quarter of 2013 were $494.1 million compared with $566.0 million for the same period last year, primarily reflecting the reduced order rate for the defense and industrial programs mentioned above. This impact was felt primarily in the Avionics & Controls and Sensors & Systems segments.

For the first half of fiscal 2013, Esterline reported net earnings of $60.6 million, or $1.92 per diluted share, on sales of $957.5 million, compared with net earnings of $68.0 million, or $2.18 per diluted share, on $975.7 million in sales in the same period last year.

New orders for the first six months of fiscal 2013 were $967.7 million compared with $1.03 billion for the same period last year. Total backlog grew to $1.33 billion compared with $1.31 billion at the end of the prior-year period.

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Page 3 of 6 Esterline Reports Fiscal 2013 Second Quarter Results

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 877-415-3186; outside the U.S., use 857-244-7329. The pass code for the call is: 73152565.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

EDITOR: See attached Consolidated Statement of Operations, Consolidated Sales and Earnings by Segment, and Consolidated Balance Sheet

Page 4 of 6 Esterline Reports Fiscal 2013 Second Quarter Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended		Six Months Ended
	Apr 26, 2013	Apr 27, 2012	Apr 26, 2013	Apr 27, 2012
Segment Sales
Avionics & Controls	$192,130	$195,025	$366,700	$374,597
Sensors & Systems	176,964	184,683	348,774	356,355
Advanced Materials	130,468	125,123	242,050	244,761

Net Sales	499,562	504,831	957,524	975,713
Cost of Sales	318,186	320,308	615,803	633,109

	181,376	184,523	341,721	342,604
Expenses
Selling, general and administrative	98,278	98,950	196,889	193,647
Research, development and engineering	25,658	29,545	48,734	55,940
Gain on settlement of contingency	—	(11,891)	—	(11,891)

Total Expenses	123,936	116,604	245,623	237,696

Operating Earnings	57,440	67,919	96,098	104,908
Interest Income	(148)	(116)	(249)	(211)
Interest Expense	11,482	11,484	21,926	23,012
Loss on Extinguishment of Debt	946	—	946	—

Earnings Before Income Taxes	45,160	56,551	73,475	82,107
Income Tax Expense	9,482	11,138	11,876	13,714

Earnings Including Noncontrolling Interests	35,678	45,413	61,599	68,393
Earnings Attributable to Noncontrolling Interests	(156)	(222)	(966)	(414)

Net Earnings Attributable to Esterline	$35,522	$45,191	$60,633	$67,979

Basic Earnings Per Share	$1.14	$1.47	$1.96	$2.22

Diluted Earnings Per Share	$1.12	$1.44	$1.92	$2.18

Weighted Average Number of Shares Outstanding—Basic	31,100	30,669	31,002	30,650
Weighted Average Number of Shares Outstanding—Diluted	31,696	31,319	31,559	31,238

Page 5 of 6 Esterline Reports Fiscal 2013 Second Quarter Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings by Segment (unaudited)

In thousands

	Three Months Ended		Six Months Ended
	Apr 26, 2013	Apr 27, 2012	Apr 26, 2013	Apr 27, 2012
Segment Sales
Avionics & Controls	$192,130	$195,025	$366,700	$374,597
Sensors & Systems	176,964	184,683	348,774	356,355
Advanced Materials	130,468	125,123	242,050	244,761

Net Sales	$499,562	$504,831	$957,524	$975,713

Earnings Before Income Taxes
Avionics & Controls	$21,465	$18,251	$40,054	$38,314
Sensors & Systems	23,207	24,710	42,208	31,525
Advanced Materials	28,623	26,160	46,267	49,233

Segment Earnings	73,295	69,121	128,529	119,072
Corporate expense	(15,855)	(13,093)	(32,431)	(26,055)
Gain on settlement of contingency	—	11,891	—	11,891
Interest income	148	116	249	211
Interest expense	(11,482)	(11,484)	(21,926)	(23,012)
Loss on extinguishment of debt	(946)	—	(946)	—

Earnings Before Income Taxes	$45,160	$56,551	$73,475	$82,107

Page 6 of 6 Esterline Reports Fiscal 2013 Second Quarter Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	Apr 26, 2013	Apr 27, 2012
Assets
Current Assets
Cash and cash equivalents	$169,177	$191,095
Cash in escrow	4,017	5,012
Accounts receivable, net	340,548	361,304
Inventories	429,961	413,855
Income tax refundable	7,170	6,226
Deferred income tax benefits	46,046	49,199
Prepaid expenses	23,310	25,065
Other current assets	3,614	5,128

Total Current Assets	1,023,843	1,056,884
Property, Plant and Equipment, Net	351,561	363,557
Other Non-Current Assets
Goodwill	1,107,514	1,141,347
Intangibles, net	595,207	652,457
Debt issuance costs, net	7,063	9,757
Deferred income tax benefits	94,477	83,381
Other assets	7,921	20,175

	$3,187,586	$3,327,558

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$111,399	$114,386
Accrued liabilities	240,689	259,168
Current maturities of long-term debt	20,844	13,139
Deferred income tax liabilities	3,184	5,095
Federal and foreign income taxes	2,886	11,829

Total Current Liabilities	379,002	403,617
Long-Term Liabilities
Credit facilities	200,000	300,000
Long-term debt, net of current maturities	558,586	660,935
Deferred income tax liabilities	201,175	228,603
Pension and post-retirement obligations	133,073	103,054
Other liabilities	34,243	13,809
Total Shareholders’ Equity	1,681,507	1,617,540

	$3,187,586	$3,327,558